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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees of the IMAX Corporation 401(k) Retirement Plan have duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  IMAX CORPORATION 401(k) RETIREMENT PLAN

Date: July 14, 2006               By:    /s/ Mary C. Sullivan
                                      ------------------------------------------
                                  Name:  Mary C. Sullivan
                                  Title: Senior Vice President, Human
                                         Resources & Administration

                                  By:    /s/ G. Mary Ruby
                                      ------------------------------------------
                                  Name:  G. Mary Ruby
                                  Title: Senior Vice President Legal Affairs,
                                         Corporate Secretary, Deputy General
                                         Counsel & Chief Compliance Officer


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